Exhibit 10(d)(1)

Schedule of Officers who are Covered by UNS Energy Corporation
Officer Change in Control Agreement or Substantially Identical Agreements

David G. Hutchens
Kevin P. Larson
Kentton C. Grant
Susan M. Gray
Todd C. Hixon
Karen G. Kissinger
Mark C. Mansfield
Frank P. Marino
Thomas A. McKenna
Catherine E. Ries
Mary Jo Smith